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                                                                    EXHIBIT 10.1


                               CONTRACT OF LEASE


KNOW ALL MEN BY THESE PRESENTS:

     This Agreement entered into this 22nd day of March 1979 at Makati, Metro Manila, Philippines, by and between:

          FRUEHAUF ELECTRONICS PHILS. CORPORATION, a corporation organized and existing under Philippine laws, with offices at 444
     T. M. Kalaw, Ermita, Manila, represented in this act by its duly authorized President, Mr. Antonio K. Litonjua, by virtue of a Board resolution, a copy of which is attached hereto and made an integral part hereof as Annex "A", hereinafter called the "LESSOR";

                                    - and -

          ZILOG PHILIPPINES, INC., a corporation organized and existing under Philippine laws, with offices at Pildora Area, CAA Compound, MIA, Metro Manila, represented in this act by its duly authorized President/General Manager, Mr. Robert Wallace, by virtue of a Board resolution, a copy of which is attached hereto and made an integral part hereof as Annex "B", hereinafter called the "LESSEE":

                                WITNESSETH: That

     For and in consideration of the payment by LESSEE of the rent hereinafter specified and the performance by LESSEE of the covenants and agreements hereinafter agreed to be performed by it, and in accordance with all of the provisions hereinafter set forth, LESSOR does hereby let and demise unto LESSEE and LESSEE does hereby lease from LESSOR, that parcel of land having an aggregate area of 13,000 square meters, covered by Transfer Certificate of Title No. S-83454 of the Register of Deeds of Metro Manila District IV, a xerox copy of which is attached hereto and
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made an integral part hereof as Annex "C" (hereinafter referred to as the
"Leased Premises"), and more particularly described as follows:

          "A parcel of land (Lot 1 of the consolidation-subdivision plan, (LRC) Pcs-24430, approved as a non-subdivision project, being a portion of the consolidation of Lot 1-B-1-B, (LRC) Psd-123283 & Lot 2-C-2, (LRC) Psd-114654, LRC Rec. Nos. 10766
     and 34-915) situated in the Barrio of Sucat & San Dionisio, Municipality of Taguig, (now Paranaque, Metro Manila (Rizal), Island of Luzon. Bounded on the NE., points 5 to 7, by Lot 1-B-1-A, (LRC) Psd-123283 (now) Dr. A. Santos Ave., (Sucat Road) and points 7 to 1, by Lot 2 of the consolidation-subdivision plan; on the S., points 1 to 2, by Lot 1-A, Psd-44584; and on the NW., points 2 to 5 by property of Rosendo Salas and Creek:
     Beginning at a point marked "1" on plan, being S. 21 deg. 37'W., 8828.09 m. from BLLN 1, Mun. of Taguig; Rizal; thence N. 86 deg. 13'E., 127.00 m. to point 2; thence N. 11 deg. 31'E., 127.72 m.
     to point 3; thence N. 72 deg. 20'E., 27.11 m. to point 4; thence
     N. 28 deg. 11'W., 11.88 m. to point 5; thence S. 75 deg. 09'E.,
     20.59 m. to point 6; thence S. 71 deg. 10'E., 26.44 m. to point 7; thence S. 14 deg. 45'E., 142.60 m. to the point of beginning; containing an area of THIRTEEN THOUSAND (13,000) SQUARE METERS, more or less. All points referred to are indicated on the plan and are marked on the ground as follows: points 4 to 6, by Old PS and points 2 & 3 by Old PLS and the rest by P.S. Cyl. Conc. Mons. 15x60 cms.; bearings true; date of the original survey, Feb. 16-23, 1915 & April 12, 1928, and that of the consolidation-subdivision survey, executed by Rolando J. Kilala, Geodetic Engineer, on Jan. 20, 1976."

together with all the rights, easements and appurtenances thereto and therewith usually held and enjoyed, for a term of twenty five (25) years beginning September 1, 1979 and ending August 31, 2004 and subject to renewal and extension by mutual agreement as hereinafter provided, at an annual rent of ONE HUNDRED FIFTY THOUSAND FOUR HUNDRED PESOS (P150,400.00).

     The deposit for the rental is the amount of THREE MILLION SEVEN HUNDRED SIXTY THOUSAND PESOS (P3,760,000.00), receipt
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of which is hereby acknowledged by LESSOR, and the sold amount is applied to the rental for twenty-five (25) years at the rate of ONE HUNDRED FIFTY THOUSAND FOUR HUNDRED PESOS (P150,400.00) a year. On the first day of September of each year, the LESSOR shall be credited from the aforementioned deposit, the amount of one twenty-fifth (1/25) thereof which is equivalent to ONE HUNDRED FIFTY THOUSAND FOUR HUNDRED PESOS (P150,400.00).

     This Contract of Lease is made upon the foregoing and the following agreements, covenants, and conditions, all and every one of which LESSOR and LESSEE agree to keep and perform.

     1. Use of Leased Premises. -- LESSEE will use and occupy the leased premises for its lawful business purposes. LESSEE will comply with any and all laws, ordinances, rules and regulations of any government authority which are applicable to the conduct of LESSEE's business on the leased premises.

     2. Taxes, Assessments, and Utility Charges. - (a) Real estate taxes during the effectivity of the period of this Contract of Lease due on the leased premises and the improvements thereon shall be for the account of LESSEE. Real estate taxes which accrued or shall accrue before the beginning of the period of lease shall be for the account of LESSOR.

     (b) LESSEE shall pay all charges of electricity, water, sewage disposal and gas or other fuel consumed upon the leased premises.

     3. Insurance. - LESSEE shall procure and maintain all insurance equivalent to restoration value for its protection against loss of or damage to the leased premises or any other property of LESSEE situated thereon with copy of the insurance policy to be furnished
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to LESSOR. Building insurance proceeds shall be used for the restoration of the damaged or lost property to its condition before the damage or loss occurred.

     4. Improvements by the LESSEE. - During the life of this Contract of Lease and renewals thereof, LESSEE shall have full rights to the continued possession, enjoyment, use and occupancy of the leased premises as its factory site for purposes of its manufacturing operations and LESSOR shall take no action to interfere with LESSEE's possession, enjoyment, use and occupancy. LESSOR hereby expressly recognizes that except as herein provided, the buildings, installations and other improvements which will be constructed and found on the leased premises herein leased to LESSEE are owned solely by LESSEE, and that LESSOR has no right or claim whatsoever in respect thereto as against LESSEE during the period of lease. Copies of drawings of the new improvements, additions and installation which are submitted to government agencies will be submitted to LESSOR prior to said modifications for information only. LESSEE shall be allowed at its own expense and without need of prior approval by LESSOR, to make any reasonable alterations, modifications or improvements upon the leased premises and to construct, make or place new buildings, installations or improvements on the leased premises, as LESSEE may in its discretion determine to be necessary, required, convenient or desirable for the business or manufacturing operations of LESSEE. It is hereby expressly understood and agreed that the addition of new buildings, installations or improvements on the leased premises shall not be a cause for the revision of the rental hereinabove agreed upon.
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     Upon the termination of this Contract of Lease, such alterations, additions, or improvements shall become the property of LESSOR, except where other written agreement is made between LESSEE and LESSOR. Plant support facilities such as, but not limited to deionized water equipment and storage, air condition compressors (except those which are more than five [5] years old), air compressors, manufacturing equipment, hot water heaters, power generators (except those necessary for operation of fire sprinklers) and controls, and water supply equipment remain as property of LESSEE even after the termination of this Contract of Lease. LESSOR has the option to purchase the air condition compressors installed within the last five (5) years of this Contract of Lease, at LESSEE's original book value based on a fifteen (15) year straight line depreciation.

     5. Liability, Indemnity. - (a) LESSEE shall be liable for any injury or death of persons and for any loss of or damage to property caused by the negligent acts or omissions of its agents, employees or invitees. LESSEE shall indemnify and save LESSOR harmless against any and all liabilities, claims, demands, actions, costs, and expenses which may be sustained by LESSOR by reason of the causes for which LESSEE is liable pursuant to this subsection (a).

     (b) LESSOR shall be liable for any injury to or death of persons and for any loss of or damage to property caused by the negligent acts or omissions of its agents, employees or invitees. LESSOR shall indemnify and save LESSEE harmless against any and all liabilities, claims, , demands, actions, costs and expenses which may be sustained by LESSEE by reason of any of the causes for which LESSOR is liable pursuant to this subsection (b).

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     6.   Warranties by LESSOR - LESSOR covenants and warrants that it has the legal title over the land and has legal right to make this lease, that it will maintain LESSEE in full and exclusive possession of the leased premised, and that if LESSEE shall perform all the agreements, covenants and conditions required by this Contract of Lease to be performed by it, LESSEE may freely, peaceably and quietly occupy and enjoy the leased premises without molestation or hindrance, lawful or unlawful, of any person whomsoever. During the lifetime of this Contract of Lease and any extensions and/or renewals thereof, a three-meter wide road with convenient access to central sewer lines, will be made available by LESSOR to LESSEE from South Superhighway, Frontage Road, to said leased premises at reasonable remuneration to be mutually agreed upon in writing by LESSOR and LESSEE.

     7. Action of Public Authorities. - In the event that the leased premises and/or the buildings, installations and improvements existing thereon, or any part thereof, or the right to use and occupy the leased premises or the buildings, installations and improvements thereon, is expropriated and taken for public or quasi-public use, the compensation received for such taking shall be given to, allocated and divided between the LESSOR and the LESSEE based upon LESSOR obtaining interest equal to 1/25 per annum beginning the effective date of this Contract of Lease of the compensation on the land, buildings, installations and improvements thereon.
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     8.   Default by LESSOR/LESSEE. - If LESSOR/LESSEE shall fail to perform any duty or obligation imposed upon it by this Contract of Lease and such default continues for a period of thirty (30) days after written notice thereof has been given by LESSEE/LESSOR, then and in such event LESSEE/LESSOR may at its option, terminate this lease without prejudice to its right to recover damages.

     9. Assignment, Subletting. - LESSEE shall have the right to assign this Contract of Lease or to sublet the leased premises, and buildings and improvements thereon or any parts thereof, provided, however, that no such assignment or subletting shall relieve LESSEE from its duty to perform fully all of the agreements, covenants, and conditions set forth in this Contract of Lease.

     10. Assignment by LESSOR. - LESSOR shall not sell, assign or mortgage the leased premises without previous written thirty (30) day notice to LESSEE. LESSOR agrees that it will give written notice to any such would be vendee, assignee or mortgagee of the existence of this Contract of Lease. In the case of any sale, assignment or mortgage, such sale, assignment or mortgage shall be subject to the terms and conditions of this Contract of Lease and LESSOR hereby
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represents that it shall cause the deed of any sale, assignment or mortgage to contain a specific provision that the vendee, assignee or mortgagee has knowledge of this Contract of Lease, that the sale, assignment or mortgage is subject to its terms and conditions and the latter agrees to be bound by the same; Provided, however, that during the period and effectivity of this Contract of Lease, LESSOR hereby guarantees to LESSEE that LESSEE shall and may lawfully and peaceably occupy and enjoy the leased premises during the entire term of this Contract of Lease and renewals thereof.

     11. Renewal or Extension. - This Contract of Lease may be renewed for another period of twenty-five (25) years under such terms and conditions as may be mutually agreed upon by LESSOR and LESSEE, provided that the LESSEE, at least one hundred fifty (150) days prior to the expiration of the term of this Contract of Lease, gives the LESSOR written notice of such intention to renew.

     On August 31, 2004, the building and improvements, except for equipment and facilities enumerated in paragraph 4 hereof, shall become the property of LESSOR.

     12. Notice. - (a) Any notice or demand required by the provisions of this Contract of Lease to be given to LESSOR shall be deemed to have been given adequately if sent by certified mail to LESSOR at the following address:

          FRUEHAUF ELECTRONICS PHILS. CORPORATION
          444 T. M. Kalaw, Ermita
          Manila

     (b) Any notice or demand required by the provisions of this Contract of Lease to be given to LESSEE shall be deemed to have
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been given adequately if sent by certified mail to LESSEE at both addresses:

     ZILOG PHILIPPINES, INC.                 ZILOG, INC.
     Ptldera Area, CAA Compound              10460 Bubb Road
     MIA, Metro Manila                       Cupertino, California
     Philippines                             U. S. A.

     (c) Either party shall have the right to change its address as above designated by giving to the other party thirty (30) days notice of its intention to make such change and of the substituted address at which any notice or demand may be directed to it.

     13. Covenants to Bind Respective Parties. - This Contract of lease and all of the agreements, covenants, and conditions contained herein shall be binding upon LESSOR and LESSEE and upon their respective heirs, executors, administrators, successors, and assigns.

     IN WITNESS WHEREOF, LESSOR and LESSEE have caused these presents to be executed by their duly authorized officers on the day and year first above written.

     FRUEHAUF ELECTRONICS
     PHILS. CORPORATION                 ZILOG PHILIPPINES, INC.

     By: /s/ ANTONIO K. LITONJUA        By: /s/ ROBERT WALLACE
       --------------------------          ----------------------------
             ANTONIO K. LITONJUA                ROBERT WALLACE
                  President                President/General Manager


     SIGNED IN THE PRESENCE OF:


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